Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202041) of Carey Watermark Investors Incorporated of our report dated March 11, 2015 relating to the consolidated financial statements of CWI-HRI French Quarter Hotel Property, LLC and Subsidiary, which are included in this Form 10‑K.

/s/ Pailet, Meunier and LeBlanc, L.L.P.
Metairie, Louisiana
March 12, 2015